Exhibit 99.1

Digital World Acquisition Corp. and Trump Media & Technology Group Corp. Announce Completion of Business Combination

TMTG to Begin Trading on the Nasdaq Stock Market LLC on Tuesday, March 26, 2024

Under the Ticker Symbol “DJT”

Miami, FL and Sarasota, FL, March 25, 2024 — Digital World Acquisition Corp. (“Digital World” or the “Company”) and Trump Media & Technology Group Corp., a Delaware corporation (“Trump Media & Technology Group Corp.” or “TMTG”) announced today the completion of their business combination (the “Business Combination”).

Digital World now operates as “Trump Media & Technology Group Corp.” following the successful completion of the Business Combination. Beginning on Tuesday, March 26, 2024, the common stock and public warrants of TMTG are expected to begin trading on the Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbols “DJT” and “DJTWW,” respectively.

TMTG, as a publicly traded company, will continue to be led by Chief Executive Officer, Devin G. Nunes, and its existing management team.

“Today marks a pivotal moment not only for DWAC and TMTG as a combined entity, but for the broader media and technology landscape. I am thrilled to be stepping into the role of Director at this transformative time for our combined company. Working alongside Devin Nunes, as CEO of TMTG, presents an extraordinary opportunity to shape the future of media and technology. Devin’s leadership and vision for what we can achieve together are truly inspiring. I am confident that under his guidance and the leadership team of TMTG, our combined strengths are expected to lead us toward groundbreaking achievements. This partnership represents not just a strategic alignment, but a shared commitment to excellence and innovation. I look forward to contributing to our journey ahead, driving forward initiatives that will redefine our industry and create meaningful connections and value across the globe,” said Eric Swider, former CEO of Digital World, new director of TMTG.

“As a public company, we will passionately pursue our vision to build a movement to reclaim the Internet from Big Tech censors,” said TMTG CEO Devin Nunes. “We will continue to fulfill our commitment to Americans to serve as a safe harbor for free expression and to stand up to the ever-growing army of speech suppressors. As we mark this milestone, I want to particularly thank Eric Swider for his unflagging dedication to our deal and our cause.”

Advisors

Paul Hastings LLP acted as legal counsel to Digital World.

Nelson Mullins Riley & Scarborough LLP acted as legal counsel to TMTG.

EF Hutton, LLC served as sole underwriter and exclusive placement agent for Digital World.

About Digital World Acquisition Corp.

Digital World Acquisition Corp. (Nasdaq: DWAC) was a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. To learn more, visit www.dwacspac.com.

About TMTG

The mission of TMTG is to end Big Tech’s assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of TMTG. These forward-looking statements generally are identified by the words “aim,” “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to numerous risks and uncertainties.

Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the effect of the announcement or pendency of the Business Combination on TMTG’s business relationships, operating results, and business generally, (ii) the outcome of any legal proceedings that have been and in the future may be instituted against TMTG or against Digital World related to the Merger Agreement or the Business Combination, (iii) the risk of any investigations by the SEC or other regulatory authority relating to any future financing, the Merger Agreement or the Business Combination and the impact they may have on TMTG, (iv) Truth Social, TMTG’s initial product, and its ability to generate users and advertisers, (v) changes in domestic and global general economic conditions, (vi) the risk that TMTG may not be able to execute its growth strategies, (vii) risks related to the future pandemics and response and geopolitical developments, (viii) the risk that TMTG may not be able to develop and maintain effective internal controls, (ix) costs related to the Business Combination and the failure to realize anticipated benefits of the Business Combination or to realize estimated pro forma results, and (x) those factors discussed in Digital World’s filings with the SEC, including in the Registration Statement. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that are described in the “Risk Factors” section of the Registration Statement, the Proxy Statement and any related supplements, and in Digital World’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2022, as filed with the SEC on October 30, 2023 and January 9, 2024 and in other reports Digital World has filed and TMTG may file with the SEC. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to TMTG (or to third parties making the forward-looking statements).

These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while TMTG may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. TMTG does not give any assurance that TMTG will achieve its expectations.

Contact Information

Investor Relations to Digital World:

Name: Alex Cano

Email: investorrelations@dwacspac.com

Investor Relations to TMTG:

Name: Shannon Devine (MZ Group | Managing Director – MZ North America)

Email: shannon.devine@mzgroup.us